UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On June 24, 2019, Autoliv, Inc. (the “Autoliv” or the “Company”), Autoliv ASP (“Autoliv ASP”), and Ab Svensk Exportkredit (SvEK) entered into a credit agreement for SEK 1,200,000,000, filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 as filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020 (the “Existing SvEK Credit Facility”).

By the end of the second quarter of 2020 the Company intends to draw down funds under the Facility Agreement (defined below) to repay all outstanding borrowings under the Existing SvEK Credit Facility and the Exiting SvEK Credit Facility will be terminated.]

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 28, 2020, Autoliv AB, as borrower, Autoliv and Autoliv ASP, as guarantors, and SvEK, as lender, entered into a facility agreement (the “Facility Agreement”) under which SvEK will make SEK 6 billion (approximately $600 million) available to Autoliv AB in two tranches of SEK 3 billion each. The first and second tranches will mature on the second-year anniversary and the fifth-year anniversary of the Facility Agreement, respectively. The interest rate for the first tranche will be STIBOR plus 1.35% per year and the interest rate for the second tranche will be STIBOR plus 1.85% per year.

By the end of the second quarter of 2020, the Company intends to begin drawing down on the funds from the Facility Agreement and use a portion of the proceeds to repay the Existing SvEK Credit Facility and also make payments on the Company’s previously drawn revolving credit facility, as disclosed in Item 2.03 of the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2020. The Facility Agreement will replace the Existing SvEK Credit Facility once the Company draws down funds under the Facility Agreement, at which time all outstanding borrowings under the Existing SvEK Credit Facility will be repaid.

The Company intends to file a copy of the Facility Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

A copy of the press release dated May 29, 2020 announcing the Facility Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On May 29, 2020, Autoliv issued a press release to provide a market and business update regarding the start of the second quarter of 2020 and announce certain mitigation efforts being undertaken to prepare for the coming months in response to the ongoing COVID-19 pandemic. The press release also announces the Facility Agreement disclosed in Item 2.03 of this Current Report on Form 8-K.

A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Autoliv, Inc. dated May 29, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 29, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs and General Counsel

Date: May 29, 2020